As filed with the Securities and Exchange Commission on November 7, 1997
                                    Registration Statement No. 333-_________
============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-3

                             ----------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                                fonix corporation
             (Exact name of registrant as specified in its charter)

                             ----------------------

            DELAWARE                                   22-2994719
 (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)

                             1225 Eagle Gate Tower
                          60 East South Temple Street
                           Salt Lake City, Utah 84111
                                (801) 328-0161
                        (Address, including zip code, and
                     telephone number, including area code,
                            of registrant's principal
                               executive offices)

                             ----------------------

                            JEFFREY N. CLAYTON, ESQ.
                              VICE PRESIDENT/LEGAL
                               fonix corporation
                             1225 Eagle Gate Tower
                          60 East South Temple Street
                           Salt Lake City, Utah 84111
                                (801) 328-0161
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                    COPY TO:
                            JEFFREY M. JONES, ESQ.
                      DURHAM, EVANS, JONES & PINEGAR, P.C.
                       50 SOUTH MAIN STREET, SUITE 850
                           SALT LAKE CITY, UTAH 84111

    Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-31425.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________.

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                   Proposed           Proposed
                                                                   Maximum            Maximum
                                            Amount                 Aggregate          Aggregate         Amount of
Title of Class of Securities                To be                  Price              Offering          Registration
to be Registered                            Registered             Per Share          Price             Fee
-----------------------------------------------------------------------------------------------------------------------

Common Stock,                               279,643 shares(1)      $6.250 (2)          $ 1,747,768 (2)  $ 529.63
$.0001 par value per share
-----------------------------------------------------------------------------------------------------------------------

(1) Represents all or a portion of Shares issuable upon conversion of Series B Convertible Preferred Stock ("Series B Preferred") issued October 24, 1997, which Series B Preferred has an aggregate stated value of $2,500,000, which amount is convertible into that number of shares of Common Stock as shall be determined by dividing the stated value of the Series B Preferred to be converted by the lesser of
     (i)$5.9813 and (ii) the average closing bid price of the Common Stock for the 5 trading days preceding the date of conversion, multiplied by 90% for any conversion on or prior to the 120th day after the issue date and 87.5% for any conversion thereafter. The actual number of shares of Common Stock upon conversion of entire amount of Series B Preferred could differ substantially.

(2) The fee is estimated pursuant to Rule 457(c) under the Act on the basis of the last reported sale price reported on the Nasdaq SmallCap Market on November 4, 1997.

     Pursuant to Rule 416, there are also registered hereby such additional indeterminate number of shares of such Common Stock as may become issuable as dividends or to prevent dilution resulting from stock splits, stock dividends or similar transactions or as the result of floating rate conversion mechanisms as are set forth in the terms of the debentures and preferred stock referred to above.

============================================================================

     The contents of the Registrant's Registration Statement on Form S-3 (File No. 333-31425), as amended by Post-Effective Amendments Nos. 1 and 2 and with the changes to the Prospectus included in the Registration Statement as indicated in the Prospectus filed under Rule 424(b)(3) on November 5, 1997, with respect to 1,280,928 shares of the Registrant's Common Stock, par value $.0001 per share, are incorporated by reference into this Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement filed pursuant to Rule 462(b) of the Act to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on this 6th day of November, 1997.


                                           fonix corporation



                                           By: /s/ Thomas A. Murdock
                                              ---------------------------
                                               Thomas A. Murdock
                                               President,

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 6, 1997, by the following persons in the capacities indicated.


Signature                         Title
-----------                      ----------------------



           *                      Chairman and Chief Executive Officer
--------------------------         (Principal Executive Officer)
Stephen M. Studdert

           *                      Executive Vice President Finance
--------------------------        (Principal Financial Officer)
Roger D. Dudley

           *                      Chief Financial Officer (Principal
--------------------------         Accounting Officer)
Douglas L. Rex

                                   Director
--------------------------
Alan C. Ashton, Ph.D.

            *                      Director
--------------------------
Ambassador Joseph Verner Reed

           *                       Director
--------------------------
John A. Oberteuffer, Ph.D.

           *                       Director
--------------------------
Rick D. Nydegger

           *                       Director
--------------------------
James B. Hayes

           *                       Director
--------------------------
Thomas A. Murdock



*By /s/ THOMAS A. MURDOCK
--------------------------------
   Thomas A. Murdock
   Attorney-in-Fact
                             INDEX TO EXHIBITS

EXHIBIT NO.                              DESCRIPTION                              PAGE OR FOOTNOTE
------------  ------------------------------------------------------------------  ----------------
     5.1      Opinion of Durham, Evans, Jones & Pinegar, P.C....................
    23.1      Consent of Deloitte & Touche LLP..................................
    23.2      Consent of Pritchett, Siler & Hardy, P.C. ........................
    23.3      Consent of Durham, Evans, Jones & Pinegar, P.C. ..................          (1)
    24.1      Power of Attorney.................................................          (2)

----------------

(1) Contained within Exhibit 5.1.

(2) Incorporated by reference to the Registrant's Registration Statement on Form S-3 (Commission File No. 333-31425).